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                                  EXHIBIT (11)

                                 CMI CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (in thousands, except per share data)
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                                                           Three Months Ended
                                                                March 31
                                                           ------------------
                                                              1996       1995
                                                              ----       ----

PRIMARY EARNINGS PER SHARE

Net earnings per condensed statements of operations        $ 2,095      2,372

Deduct dividends on preferred stock                            121        157

Deduct accretion of preferred stock discount                    -           3
                                                            ------     ------
Net earnings applicable to common stock                    $ 1,974      2,212
                                                            ======     ======
Weighted average outstanding common shares                  20,382     20,353

Add dilutive effect of outstanding stock options
  (as determined using the treasury stock method)              390        560
                                                            ------     ------
Weighted average outstanding common shares and
  common share equivalents, as adjusted                     20,772     20,913
                                                            ======     ======
Primary earnings per share                                     .10        .11
                                                            ======     ======
FULLY DILUTED EARNINGS PER SHARE

Net earnings applicable to common stock as shown in
  primary computation above                                $ 1,974      2,212
                                                            ------     ------
Weighted average outstanding common shares                  20,382     20,353

Add fully dilutive effect of outstanding stock
  options (as determined using the treasury
  stock method)                                                390        566
                                                            ------     ------
Weighted average outstanding common shares and,
  common share equivalents, as adjusted                     20,772     20,919
                                                            ======     ======
Fully diluted earnings per share                           $   .10        .11
                                                            ======     ======


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